Exhibit 10.2
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
     This Second Amendment to Employment Agreement (this “Amendment”), effective as of December 1, 2008, is made and entered into by and between ION Geophysical Corporation, a Delaware corporation (hereinafter referred to as “Employer”), and R. Brian Hanson (hereinafter referred to as “Employee”).
W I T N E S S E T H:
     WHEREAS, Employer and Employee entered into an Employment Agreement effective May 22, 2006, and amended on August 20, 2007 (the “Agreement”); and
     WHEREAS, the parties desire to further amend the Agreement.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:
     1. Section 2(d) of the Agreement is hereby amended to add the following new Sections 2(d)(i) and (ii) after Section 2(d):
     (i) In 2010, Employee shall be entitled to receive a grant of the number of shares of restricted common stock of Employer determined by dividing (a) the amount of the annual Incentive Plan Bonus, if any, earned by Employee for fiscal year 2009 by (b) the average of the closing sales price per share on the New York Stock Exchange of Employer’s shares of common stock for the ten (10) business days ending on and including the last full trading day on which shares of Employer’s common stock are traded on the New York Stock Exchange (the “Final 10-Day Average Price”) in 2009. This restricted stock award will provide for vesting of all of the shares of restricted stock on the date that is the third anniversary date of the date of grant of such award. The date of grant of this award will be the first available grant date (under the then-existing policies of Employer relating to determination of grant dates for restricted stock awards) after the determination of the amount of the Incentive Plan Bonus earned by Employee for fiscal year 2009. The remaining terms and conditions of the restricted stock award will be governed by the applicable restricted stock agreement and the terms and conditions of Employer’s 2004 Long-Term Incentive Plan or such other stock plan as shall be determined by Employer (the “Plan”).
     (ii) In each calendar year after 2010 during the Term of this Agreement, Employee shall be entitled to receive grant(s) of the number of shares of restricted common stock of Employer determined pursuant to this Section 2(d), in each case pursuant to the terms and conditions of the Plan. The number of shares with respect to the restricted stock awards to Employee after 2010 will be determined by dividing (a) the amount of the annual Incentive Plan Bonus, if any, earned by Employee for the preceding year by (b) the Final 10-Day Average Price for the preceding year. This restricted stock award will provide for vesting of all of the shares of restricted stock on the date that is the third anniversary date of the date of grant of such award. The date of grant of this award will be the first available grant date (under the then-existing policies of Employer relating to determination of grant dates for restricted stock awards) after the determination of the amount of the Incentive Plan Bonus earned by Employee for the preceding year. The remaining terms and conditions of the restricted stock award will be governed by the applicable restricted stock agreement and the terms and conditions of the Plan.
     2. The Agreement, as amended hereby, is in all respects ratified, approved and confirmed.
     3. This Amendment may be executed in any number of counterparts, all of which together make and shall constitute one and the same instrument and either party may execute this Amendment by signing any such counterpart.
     4. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, including all matters of construction, validity and performance.
     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date set forth above.

EMPLOYER:

ION GEOPHYSICAL CORPORATION

By	/s/ Robert P. Peebler

Robert P. Peebler
Chief Executive Officer

EMPLOYEE:
/s/ R. Brian Hanson

R. Brian Hanson

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